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EXHIBIT 12.1

Ratio of Earnings to Fixed Charges
(In millions of € except ratios)
(French GAAP)

	1998	1999	2000	2001	2002
Fixed Charges:
Interest expense, including amortization of premiums, discounts, capitalized expenses related to indebtedness plus capitalized interest	259	148	197	184	142
Reasonable approximation of the interest factor within rental expense(1)	13	13	19	19	21

	272	161	216	203	163

Earnings:
Pre-tax income/(loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/(loss) from equity investees(2)	183	305	312	(278)	109
Fixed charges	272	161	216	203	163
Amortization of capitalized interest	14	20	22	23	18
Distributed income of equity investees	2	3	16	21	3
Capitalized interest	(3)	(6)	(8)	(19)	(8)

	468	483	558	(50)	285

Ratio of Earning to Fixed Charges	1.7	3.0	2.6	Note (3)	1.7

Pro Forma Ratio of Earnings to Fixed Charges:
Fixed Charges, adjusted for the estimated net increase in interest expense and amortization of capitalized expenses related to indebtedness of €48 million from the issuance of the notes					211
Earnings					285
Pro Forma Ratio of Earnings to Fixed Charges					1.4

(1)
Rhodia assumed one-third of rental expense relating to operating leases as the interest portion thereof, as management believes that it represents a reasonable approximation of the interest factor.

(2)
The differences in pre-tax income/(loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/(loss) from equity investees in 2002 between French GAAP and U.S. GAAP relate to the amortization of goodwill and indefinite-lived assets for French GAAP but not for U.S. GAAP, for years 1998 to 2002 to the accounting for disposals of businesses in 2002, that qualified as a component of an entity, as discontinued operations for U.S. GAAP but not for French GAAP, and for years 2001 and 2002 to the accounting for environmental indemnifications paid by Aventis (see Note 29 to the Consolidated Financial Statements).

(3)
The ratio coverage was less than 1:1 due to Rhodia's loss in 2001. To achieve a coverage ratio of 1:1, Rhodia must generate additional earnings of €253 million.

Ratio of Earnings to Fixed Charges
(In millions of € except ratios)
(U.S. GAAP)

	1998	1999	2000	2001	2002
Fixed Charges:
Interest expense, including amortization of premiums, discounts, capitalized expenses related to indebtedness plus capitalized interest	259	148	197	184	142
Reasonable approximation of the interest factor within rental expense(1)	13	13	19	19	21

	272	161	216	203	163

Earnings:
Pre-tax income/(loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/(loss) from equity investees(2)	165	330	321	(349)	160
Fixed charges	272	161	216	203	163
Amortization of capitalized interest	14	20	22	23	18
Distributed income of equity investees	2	3	16	21	3
Capitalized interest	(3)	(6)	(8)	(19)	(8)

	450	508	567	(121)	336

Ratio of Earning to Fixed Charges	1.7	3.2	2.6	Note (3)	2.1

Pro Forma Ratio of Earnings to Fixed Charges:
Fixed Charges, adjusted for the estimated net increase in interest expense and amortization of capitalized expenses related to indebtedness of €48 million from the issuance of the notes					211
Earnings					336
Pro Forma Ratio of Earnings to Fixed Charges					1.6

(1)
Rhodia assumed one-third of rental expense relating to operating leases as the interest portion thereof, as management believes that it represents a reasonable approximation of the interest factor.

(2)
The differences in pre-tax income/(loss) from continuing operations before adjustment for minority interests in consolidated subsidiaries or income/(loss) from equity investees in 2002 between French GAAP and U.S. GAAP relate to the amortization of goodwill and indefinite-lived assets for French GAAP but not for U.S. GAAP, for years 1998 to 2002 to the accounting for disposals of businesses in 2002, that qualified as a component of an entity, as discontinued operations for U.S. GAAP but not for French GAAP, and for years 2001 and 2002 to the accounting for environmental indemnifications paid by Aventis (see Note 29 to the Consolidated Financial Statements).

(3)
The ratio coverage was less than 1:1 due to Rhodia's loss in 2001. To achieve a coverage ratio of 1:1, Rhodia must generate additional earnings of €324 million.

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  EXHIBIT 12.1
Ratio of Earnings to Fixed Charges (In millions of euros except ratios) (French GAAP)
Ratio of Earnings to Fixed Charges (In millions of euros except ratios) (U.S. GAAP)